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                                                                   Exhibit 10.35

                           INDEMNIFICATION AGREEMENT

            This INDEMNIFICATION AGREEMENT is made as of ___________, 2000 between H Power Corp., a Delaware corporation ("H Power"), and _____________ (collectively with such person's heirs, executors, administrators and other personal representatives, the "Indemnitee"), an officer or director of H Power.

            WHEREAS, the Board of Directors has concluded that H Power's executive officers and directors should be provided with reasonable and appropriate protection against inordinate risks in order to ensure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate itself to indemnify in a reasonable and adequate manner its officers and directors, and to assume for itself liability for expenses and damages in connection with claims lodged against such persons as a result of their service to H Power;

            WHEREAS, applicable law empowers corporations to indemnify a person who serves as a director, officer, employee or agent of a corporation or a person who serves at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

            WHEREAS, the parties believe it appropriate to memorialize and reaffirm H Power's indemnification obligations to Indemnitee and, in addition, to set forth the agreements contained herein.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

            1. Indemnification. Indemnitee shall be indemnified and held harmless by H Power against any judgments, penalties, fines, amounts paid in settlement and Expenses (as hereinafter defined) incurred in connection with any actual or threatened Proceeding (as hereinafter defined) to the fullest extent permitted by H Power's Certificate of Incorporation (the "Certificate"), by-laws ("By-Laws") and the General Corporation Law of the State of Delaware ("Delaware Law") as in effect on the date hereof and to such greater extent as Delaware Law may hereafter from time to time permit. In addition, H Power agrees to advance to Indemnitee Expenses incurred in connection with the foregoing. "Proceeding" includes, without limitation, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or contemplated proceeding, whether civil, criminal, administrative or investigative, whether by a third party, by or in the right of H Power or by Indemnitee to enforce any rights under this Agreement or otherwise against H Power or its affiliates.

            2. Interim Expenses. Expenses incurred by Indemnitee in defending any Proceeding for which Indemnitee may be entitled to indemnification hereunder shall be paid by H

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Power in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by H Power hereunder. "Expenses" means all attorneys' fees and expenses, retainers, court costs, transcript costs, duplicating costs, fees of experts, fees of witnesses, travel expenses, printing and binding costs, telephone charges, postage and delivery fees, service fees, all other costs and expenses customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding, and per diem payments to Indemnitee in an amount equal to the last annual salary payable under any employment agreement between H Power and Indemnitee divided by 365 for each day spent by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

            3. Exceptions to Indemnifications. Notwithstanding the foregoing, no indemnity pursuant to Sections 1 or 2 shall be paid by H Power:

                  (a) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of H Power pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                  (b) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                  (c) on account of Indemnitee's conduct which is finally adjudged to have constituted a breach of Indemnitee's duty of loyalty to H Power or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

                  (d) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance policy, indemnity clause, bylaw or agreement;

                  (e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                  (f) in connection with any Proceeding (or part thereof) initiated by Indemnitee, or any Proceeding by Indemnitee against H Power or its directors, officers, employees or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board of Directors of H Power, (iii) such indemnification is provided by H Power, in its sole discretion, pursuant to the powers vested in H Power under applicable law, or (iv) the Proceeding is initiated pursuant to
Section 4 hereof.


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            4. Failure to Indemnify.

                  (a) If a claim under this Agreement, under any statute, or under any provision of the Certificate or By-Laws providing for indemnification, is not paid in full by H Power within 45 days after a written request for payment thereof has first been received by H Power, Indemnitee may, but need not, at any time thereafter bring an action against H Power to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be indemnified by H Power for Indemnitee's reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action.

                  (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for H Power to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on H Power and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to
Section 2 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

            5. Certain Agreements of Indemnitee.

                  (a) Indemnitee agrees to do all things reasonably requested by the Board of Directors of H Power to enable H Power to coordinate Indemnitee's defense with, if applicable, H Power's defense, provided, however, that Indemnitee shall not be required to take any action that would in any way prejudice his or her defense or waive any defense or position available to him or her in connection with any action;

                  (b) Indemnitee agrees to do all things reasonably requested by the Board of Directors of H Power to subrogate to H Power any rights of recovery (including rights to insurance or indemnification from persons other than H Power) which Indemnitee may have with respect to any action;

                  (c) Indemnitee agrees to be represented in any action by a law firm mutually acceptable to H Power and Indemnitee; and

                  (d) Indemnitee agrees to cooperate with H Power and its counsel and maintain any confidences revealed to him or her by H Power in connection with H Power's defense of any action. H Power agrees to cooperate with Indemnitee and his or her counsel and maintain any confidences revealed to it by Indemnitee in connection with Indemnitee's defense of any action.


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            6. Successors. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

            7. Contract Rights Not Exclusive. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Certificate or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

            8. Indemnitee's Obligations. Indemnitee shall promptly advise H Power in writing of the institution of any Proceeding that is or may be subject to this Agreement and generally keep H Power informed of, and consult with H Power with respect to, the status of any such Proceeding.

            9. Severability. Should any provision or Section of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions, clauses and Sections of this Agreement shall remain fully enforceable and binding on the parties.

            10. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

            11. Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer, employee and/or agent of H Power. H Power acknowledges that, in providing services to H Power, Indemnitee is relying on this Agreement. Accordingly, H Power agrees that its obligations hereunder will survive (i) any actual or purported termination of this Agreement by H Power or its successors or assigns whether by operation of law or otherwise, (ii) any change in H Power's Certificate or By- Laws and (iii) termination of the Indemnitee's services to H Power (whether such services were terminated by H Power or the Indemnitee), whether or not a claim is made or an action or Proceeding is threatened or commenced before or after the actual or purported termination of this Agreement or termination of Indemnitee's services.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


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H POWER CORP.

By:
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